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                                                                  EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-68946 of Benihana Inc. on Form S-2 of our report dated May 18, 2001, incorporated by reference in the Annual Report on Form 10-K/A-2 of Benihana Inc. for the year ended April 1, 2001 and to the reference to us under the headings "Summary Financial Information" and "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida

November 21, 2001